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Exhibit 21.                                          SUBSIDIARIES OF THE REGISTRANT
                                                               Defiance, Inc.
                                                               June 30, 1996
                                                                                                  Percentage of
                                                               State in which                     voting securities
Name                                                           incorporated                       owned by Company
- ----                                                           ------------                       ----------------
Defiance Precision Products, Inc.                                 Ohio                                 100%
Hy-Form Products, Inc.                                          Michigan                               100%
Defiance Testing & Engineering Services, Inc.                   Michigan                               100%
Vaungarde, Incorporated                                         Michigan                               100%
Binderline Development, Inc.                                    Michigan                               100%
Draftline Engineering Company                                   Delaware                               100%
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All the subsidiaries listed above are included in the Consolidated Financial
Statements of the Company.